Exhibit 99.1

QT IMAGING HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2025

	As Filed	Pro Forma Adjustment		Pro Forma
ASSETS
Current assets:
Cash	$2,987,503	$—		$2,987,503
Restricted cash and cash equivalents	20,000			20,000
Accounts receivable	2,782,404			2,782,404
Inventory	2,872,401			2,872,401
Prepaid expenses and other current assets	1,151,818			1,151,818
Total current assets	9,814,126	—		9,814,126
Property and equipment, net	163,759			163,759
Operating lease right-of-use assets, net	847,643			847,643
Other assets	39,150			39,150
Total assets	$10,864,678	$—		$10,864,678
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$869,579	$—		$869,579
Accrued expenses and other current liabilities	3,887,920			3,887,920
Current maturities of long-term debt	63,180			63,180
Deferred revenue	44,643			44,643
Operating lease liabilities, current	417,379			417,379
Total current liabilities	5,282,701	—		5,282,701
Long-term debt	697			697
Related party notes payable	3,848,725			3,848,725
Operating lease liabilities	548,874			548,874
Warrant liability	20,215,569	(20,206,587)	(1)	8,982
Earnout liability	490,000			490,000
Other liabilities	685,470			685,470
Total liabilities	31,072,036	(20,206,587)		10,865,449
Stockholders’ deficit:
Common stock, $0.0001 par value	2,765			2,765
Additional paid-in capital	22,866,404	19,488,606	(1)	42,355,010
Accumulated deficit	(43,076,527)	717,981	(1)	(42,358,546)
Total stockholders’ deficit	(20,207,358)	20,206,587		(771)
Total liabilities and stockholders’ deficit	$10,864,678	$—		$10,864,678

QT IMAGING HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2025

		Pro Forma
	As Filed	Adjustment		Pro Forma
Revenue	$2,798,415	$—		$2,798,415
Cost of revenue	986,553			986,553
Gross profit	1,811,862	—		1,811,862
Operating expenses:
Research and development	852,252			852,252
Selling, general and administrative	2,001,341			2,001,341
Total operating expenses	2,853,593	—		2,853,593
Loss from operations	(1,041,731)	—		(1,041,731)
Other expense, net	(8,749,453)			(8,749,453)
Change in fair value of warrant liability	(704,729)	717,981	(1)	13,252
Change in fair value of derivative liability	101,300			101,300
Change in fair value of earnout liability	(50,000)			(50,000)
Interest expense, net	(691,387)			(691,387)
Net loss and comprehensive loss	$(11,136,000)	$717,981		$(10,418,019)

Net loss per share - basic and diluted	$(0.40)	$0.02		$(0.38)
Weighted-average number of common shares used in computing net loss per common share	27,515,543	—		27,515,543

(1) On June 11, 2025, we entered into amendments to the warrant agreements dated February 26, 2025 with Lynrock Lake Master Fund LP and YA II PN, LTD. (the "Lynrock Lake Warrant and Yorkville Warrant"), which caused the classification of the Lynrock Lake Warrant and Yorkville Warrant to change from liability-classified to equity-classified. The pro forma adjustment reflects the accounting treatment of the Lynrock Lake Warrant and Yorkville Warrant as if both were equity-classified immediately after their issuance on February 26, 2025. The adjustment of $20,206,587 to the warrant liability includes the initial fair value recognition of $19,488,606 as of February 26, 2025. Subsequently, the Company recorded a fair value adjustment of $717,981 as of March 31, 2025 in the change in fair value of warrant liability within the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2025.
The pro forma adjustments and resulting adjusted financial statements have not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). As stated above, we have prepared these adjustments to reflect the accounting treatment that would have occurred if the Lynrock Lake Warrant and Yorkville Warrant would have reflected at their inception the terms resulting from the June 11, 2025 amendments. We believe that this non-GAAP presentation provides useful information to understand the effect of the amendments to the Lynrock Lake Warrant and Yorkville Warrant now that the amendments have been made and we will be accounting for these changes accordingly in subsequent financial reporting periods. The tables provide a reconciliation to the comparable GAAP financial presentation.